STEPSTONE GROUP REPORTS THIRD QUARTER FISCAL YEAR 2022 RESULTS
NEW YORK, FEBRUARY 8, 2022 – StepStone Group Inc. (Nasdaq: STEP), a global private markets investment firm focused on providing customized investment solutions and advisory and data services, today reported results for the quarter ended December 31, 2021. This represents results for the third quarter for the fiscal year ending March 31, 2022. The Board of Directors of the Company has declared a quarterly cash dividend of $0.15 per share of Class A common stock, payable on March 15, 2022, to the holders of record as of the close of business on February 28, 2022.
StepStone issued a full detailed presentation of its third quarter fiscal 2022 results, which can be accessed by clicking here.
Webcast and Earnings Conference Call
Management will host a webcast and conference call on Tuesday, February 8, 2022 at 5:00 pm ET to discuss the Company’s results for the third fiscal quarter ended December 31, 2021. The conference call will also be made available in the Shareholders section of the Company's website at https://shareholders.stepstonegroup.com/. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register.
The conference call can be accessed by dialing 1-877-407-0784 (United States) or 1-201-689-8560 (international).
A replay of the call will also be available on the Company's website approximately two hours after the live call through February 22, 2022. To access the replay, dial 1-844-512-2921 (United States) or 1-412-317-6671 (international). The replay pin number is 13725993. The replay can also be accessed on the Shareholders section of the Company's website at https://shareholders.stepstonegroup.com.
About StepStone
StepStone Group Inc. (Nasdaq: STEP) is a global private markets investment firm focused on providing customized investment solutions and advisory and data services to its clients. As of December 31, 2021, StepStone oversaw approximately $548 billion of private markets allocations, including $127 billion of assets under management. StepStone's clients include some of the world's largest public and private defined benefit and defined contribution pension funds, sovereign wealth funds and insurance companies, as well as prominent endowments, foundations, family offices and private wealth clients, which include high-net-worth and mass affluent individuals. StepStone partners with its clients to develop and build private markets portfolios designed to meet their specific objectives across the private equity, infrastructure, private debt and real estate asset classes.
Forward-Looking Statements
Some of the statements in this release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking. Words such as “anticipate,” “believe,” “continue,” “estimate,” “expect,” “future,” “intend,” “may,” “plan” and “will” and similar expressions identify forward-looking statements. Forward-looking statements reflect management’s current plans, estimates and expectations and are inherently uncertain. The inclusion of any forward-looking information in this release should not be regarded as a representation that the future plans, estimates or expectations contemplated will be achieved. Forward-

looking statements are subject to various risks, uncertainties and assumptions. Important factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to, global and domestic market and business conditions, successful execution of business and growth strategies and regulatory factors relevant to our business, as well as assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy and liquidity and the risks and uncertainties described in greater detail under the “Risk Factors” section of our Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on June 23, 2021, as such factors may be updated from time to time. We undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.
Contacts
Shareholder Relations:
shareholders@stepstonegroup.com
1-212-351-6106
Media:
Brian Ruby / Chris Gillick, ICR
StepStonePR@icrinc.com
1-203-682-8268

Third Quarter Fiscal Year 2022 Earnings Presentation FEBRUARY 8, 2022

2STEPSTONE GROUP Today’s Presenters Scott Hart CEO Jason Ment President & Co-COO Mike McCabe Head of Strategy Johnny Randel Chief Financial Officer

3STEPSTONE GROUP GAAP Consolidated Income Statements GAAP net income was $126.3 million for the quarter and $380.7 million year-to-date. GAAP net income attributable to StepStone Group Inc. was $48.3 million (or $0.83 per share) for the quarter and $152.1 million (or $3.22 per share) year-to-date. 1 Reflects amounts attributable to consolidated VIEs for which we did not acquire any direct economic interests. Such amounts are attributable to employees and therefore have been reflected as legacy Greenspring performance fee-related compensation and net income attributable to non-controlling interests in legacy Greenspring entities, respectively. ($ in thousands, except per share amounts) Dec '20 Dec '21 % Fav / Unfav Dec '20 Dec '21 % Fav / Unfav Revenues Management and advisory fees, net 70,093$ 106,384$ 52% 209,245$ 268,028$ 28% Performance fees: Incentive fees 313 27 -91% 5,098 6,005 18% Carried interest allocations: Realized 26,063 66,559 155% 38,257 169,053 342% Unrealized 150,681 132,535 -12% 176,050 452,789 157% Total carried interest allocations 176,744 199,094 13% 214,307 621,842 190% Legacy Greenspring carried interest allocations(1) - 104,960 na - 104,960 na Total revenues 247,150 410 ,465 66% 428,650 1 ,000,835 133% Expenses Compensation and benefits: Cash-based compensation 36,732 51,665 -41% 113,858 138,217 -21% Equity-based compensation 3,206 3,407 -6% 4,641 10,363 -123% Performance fee-related compensation: Realized 10,241 34,033 -232% 17,952 86,122 -380% Unrealized 73,629 68,368 7% 83,487 228,146 -173% Total performance fee-related compensation 83,870 102,401 -22% 101,439 314,268 -210% Legacy Greenspring performance fee-related compensation(1) - 104,960 na - 104,960 na Total compensation and benefits 123,808 262,433 -112% 219,938 567,808 -158% General, administrative and other 12,624 30,299 -140% 34,487 72,049 -109% Total expenses 136,432 292 ,732 -115% 254,425 639 ,857 -151% O ther inc ome (expense) Investment income 5,361 7,230 35% 6,508 20,841 220% Legacy Greenspring investment income(1) - 17,890 na - 17,890 na Interest income 83 43 -48% 342 329 -4% Interest expense (26) (543) -1988% (7,353) (637) 91% Other income (loss) 799 (273) na 1,261 (2,662) na Total other income 6,217 24,347 292% 758 35,761 4618% Inc ome before inc ome tax 116,935 142 ,080 22% 174,983 396 ,739 127% Income tax expense 9,546 15,787 -65% 11,585 16,065 -39% Net inc ome 107,389 126 ,293 18% 163,398 380 ,674 133% Less: Net income attributable to non-controlling interests in subsidiaries 5,496 7,091 -29% 18,634 18,737 -1% Less: Net income attributable to non-controlling interests in legacy Greenspring entities(1) - 17,890 na - 17,890 na Less: Net income attributable to non-controlling interests in the Partnership 76,315 52,966 31% 119,976 191,977 -60% Net inc ome attributable to StepStone Group Inc . 25 ,578$ 48 ,346$ 89% 24,788$ 152 ,070$ 513% Earnings per share of Class A c ommon stoc k – Basic 0 .87$ 0 .84$ -3% 0.85$ 3 .29$ 287% Earnings per share of Class A c ommon stoc k – Di luted 0.87$ 0 .83$ -5% 0.84$ 3 .22$ 283% Quarter Year-to-Date

Robust Growth Profile Since Inception

TOTALS ASSETS UNDER MANAGEMENT AND ADVISEMENT ($B)



$548
Assets under management
Assets under advisement
$1
$5
$9
$27
$47
$54
$62
$64
$84
$116
$130
$155
$266
$296
$427
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
FY'17
FY'18
FY'19
FY'20
FY'21
FQ3'22

Note: Fiscal 2017-2021 reflect AUM/AUA as of March 31 of each fiscal year then ended. Prior year amounts are reported on a calendar year basis. Strategic acquisitions contributed approximately $5.6 billion, $1.8 billion, $0.9 billion, $3.6 billion, $2.4 billion and $22.5 billion of AUM and $1.0 billion, $0.0 billion, $0.0 billion, $1.0 billion, $92.5 billion and $0.0 billion of AUA in calendar year 2010, 2012, 2013, 2016, and fiscal year 2019 and 2022, respectively. As of December 31, 2021, approximately $0.9 billion, $0.2 billion, $0.1 billion, $2.8 billion, $2.2 billion and $22.8 billion of AUM and $0.0 billion, $0.0 billion, $0.0 billion, $0.2 billion, $104.1 billion and $0.0 billion of AUA acquired in calendar year 2010, 2012, 2013, 2016, and fiscal year 2019 and 2022, respectively, remains. An expansion of client data tracked contributed $70 billion of AUA for fiscal 2021. The incremental client data captured represents assets for which StepStone serves as investment advisor for the portfolio, but does not provide monitoring/reporting services and did not make the initial investment recommendation.

STEPSTONE GROUP 4

Fiscal Q3 2022 Overview

STEPSTONE
inside private markets

KEY BUSINESS DRIVERS

	FQ3'22	FQ3'21	vs. FQ3'21	FQ2'22	vs. FQ2'22
Assets under management ("AUM")	$127.0 B	$80.5 B	58%	$121.3 B	5%
Fee-Earning AUM ("FEAUM")	$71.2 B	$46.6 B	53%	$66.7 B	7%
Undeployed fee-earning capital	$17.3 B	$17.4 B	-1%	$17.8 B	-3%
Gross accrued carry	$1,347.7 M	$636.9 M	112%	$1,215.9 M	11%

FINANCIAL HIGHLIGHTS

($M, except per share data)	FQ3'22	FQ3'21	vs. FQ3'21	FQ3'22 YTD	FQ3'21 YTD	vs. FQ3'21 YTD
Adjusted revenues	$173.0	$96.5	79%	$448.9	$257.3	74%
Management and advisory fees, net	$106.4	$70.1	52%	$268.0	$209.2	28%
Fee-related earnings ("FRE")	$36.8	$22.3	65%	$86.4	$68.4	26%
Fee-related earnings margin	35%	32%		32%	33%	
Adjusted Net Income ("ANI")	$48.6	$27.0	80%	$129.2	$60.8	113%
ANI per share	$0.42	$0.28	50%	$1.23	$0.62	98%

BUSINESS UPDATE

- Declared a dividend of $0.15 per share of Class A common stock. The dividend is payable on March 15, 2022 to record holders of Class A common stock at the close of business on February 28, 2022
- Raised a total of approximately $12 billion of new SMA[1] capital in the last twelve months
- Final closing of StepStone Tactical Growth Fund III ("STGF III"), and additional closings of StepStone's private equity co-investment fund, StepStone's venture secondaries fund and StepStone's senior corporate lending fund; raised a total of approximately $4 billion for commingled funds in the last twelve months
- Conversus StepStone Private Markets ("CPRIM") achieved a 65% total return since inception on October 1, 2020, and AUM of approximately $390 million as of February 1, 2022

[1] Includes advisory accounts for which we have discretion.

STEPSTONE GROUP 5

OVERVIEW

StepStone's Growth Drivers

STEPSTONE inside private markets

AUM | AUA

SEPARATELY MANAGED ACCOUNTS	FOCUSED COMMINGLED FUNDS	ADVISORY
$75B **24%** growth from prior year • A total of **~$12B** of new capital additions during the LTM • Total undeployed fee-earning capital of **$17.3B**	$42B[1] **38%** organic growth from prior year[2] • A total of ~**$4B** raised in focused commingled funds during the LTM • Additional closings on StepStone's private equity co-investment and venture secondaries funds • Subsequent closes held on growth equity, private debt, and private wealth programs	$421B • Net client activity increased AUA by **$168B** over the last twelve months • **~$10B** of AUA relates to advisory accounts for which we have discretion

FEAUM

SEPARATELY MANAGED ACCOUNTS	FOCUSED COMMINGLED FUNDS
$46B **+30%** from prior year	$25B[1] **23%** organic growth from prior year[2]

Note: As of December 31, 2021. Amounts may not sum to total due to rounding.

[1] The acquisition of Greenspring added $22.5 billion of AUM and $11.4 billion of FEAUM as of 9/30/21.

[2] Organic focused commingled fund AUM and FEAUM growth excludes $22.5B of AUM and $11.4B of FEAUM acquired as part of Greenspring as of 9/30/21.

STEPSTONE GROUP 7

Fee-earning AUM Evolution

FEAUM Growth
SMAs +30% from prior year
Commingled +23% organic growth from prior year

35%
clients with exposure to more than one asset class

FEE-EARNING AUM BY COMMERCIAL STRUCTURE ($B)



Total AUM
$40
$53
$67
$86
$127[1]
Focused commingled funds
Separately managed accounts
Organic CAGR[2]: 30%
$22.3
5.8
16.5
$32.2
8.0
24.2
$41.2
10.1
31.1
$52.0
11.4
40.6
$71.2
25.3
45.9
FY'18
FY'19
FY'20
FY'21
FQ3'22

	FY'18	FY'19	FY'20	FY'21	FQ3'22
% SMAs	74%	75%	76%	78%	64%
% Commingled	26%	25%	24%	22%	36%

FEE-EARNING AUM BY ASSET CLASS ($B)



Private debt
Infrastructure
Real estate
Private equity
Organic CAGR[2]: 30%
$22.3
3.8
4.6
1.0
12.9
$32.2
4.6
8.4
3.0
16.2
$41.2
6.3
11.4
3.5
19.9
$52.0
10.5
12.6
4.4
24.5
$71.2
11.6
14.9
4.7
40.0
FY'18
FY'19
FY'20
FY'21
FQ3'22

	FY'18	FY'19	FY'20	FY'21	FQ3'22
% PE	58%	50%	48%	47%	56%
% RE/INFRA/PD	42%	50%	52%	53%	44%

FEAUM + UNDEPLOYED FEE-EARNING CAPITAL ($B)[1]



FEAUM
Undeployed fee-earning capital
Organic CAGR[2]: 24%
$34.7
12.4
22.3
$44.5
12.3
32.2
$55.6
14.4
41.2
$66.0
14.0
52.0
$88.5
17.3
71.2
FY'18
FY'19
FY'20
FY'21
FQ3'22

Note: Amounts may not sum to total due to rounding. PE – Private equity, RE – Real estate, INFRA – Infrastructure, PD – Private debt
[1] The acquisition of Greenspring added approximately $22.5B of AUM, $11.4B of FEAUM, and $0.5B of undeployed fee-earning capital as of 9/30/21.
[2] Organic CAGR excludes $11.4B of FEAUM and $0.5B of undeployed fee-earning capital acquired as part of Greenspring as of 9/30/21.

STEPSTONE GROUP 8

Trend in Management and Advisory Fees

STEPSTONE
inside private markets

MANAGEMENT & ADVISORY FEES ($M)[1]


Advisory fees
Focused commingled funds
Separately managed accounts
$140
40
49
52
$190
45
59
86
$234
48
79
107
$285
52
97
136
$343[2]
53
122
168
FY'18
FY'19
FY'20
FY'21
LTM FQ3'22

Blended mgmt. fee rates:[3]	FY'18	FY'19	FY'20	FY'21	LTM FQ3'22
Overall	0.56%	0.53%	0.51%	0.52%	0.52%
By Type:					
SMAs	*0.42%*	*0.41%*	*0.39%*	*0.39%*	0.41%
Commingled	*0.83%*	*0.87%*	*0.89%*	*0.90%*	0.84%
By Asset Class:					
PE	*0.66%*	*0.63%*	*0.66%*	*0.62%*	0.63%
RE / INFRA / PD	*0.46%*	*0.41%*	*0.37%*	*0.42%*	0.41%

MANAGEMENT & ADVISORY FEES PER SHARE ($M)


CAGR: 25%
$1.44
$1.95
$2.40
$2.91
$3.32
FY'18
FY'19
FY'20
FY'21
LTM FQ3'22

Assets under management and advisement	FY'18	FY'19	FY'20	FY'21	LTM FQ3'22
FEAUM ($B)	$22	$32	$41	$52	$71[2]
AUM ($B)	$40	$53	$67	$86	$127[2]
AUA ($B)	$115	$213[4]	$229	$340[5]	$421

% of fee revenue from management and advisory fees[1]	FY'18	FY'19	FY'20	FY'21	LTM FQ3'22
Mgmt	72%	76%	80%	82%	85%
Advisory	28%	24%	20%	18%	15%

Note: Amounts may not sum to total due to rounding. PE – Private equity, RE – Real estate, INFRA – Infrastructure, PD – Private debt
[1] Excludes fund reimbursement revenues.
[2] The acquisition of Greenspring contributed $11.4B of FEAUM and $22.5B of AUM as of 9/30/21, and $22.2M of management and advisory fees for LTM FQ3'22.
[3] Weighted-average fee rates reflect the applicable management fees for the last 12 months ending on each period presented, and is inclusive of any retroactive fees for such period.
[4] The acquisition of Courtland Partners contributed $90B of AUA for fiscal 2019.
[5] An expansion of client data tracked contributed $70B of AUA for fiscal 2021. The incremental client data captured represents assets for which StepStone serves as investment advisor for the portfolio, but does not provide monitoring/reporting services and did not make the initial investment recommendation.

STEPSTONE GROUP 9

FINANCIAL UPDATE

Financial Highlights

STEPSTONE
inside private markets

- FEAUM growth of 53% drove fee revenue increases of 52% for the quarter and 28% year-to-date
- ANI per share increased 50% for the quarter and 98% year-to-date, reflecting higher FRE and net realized performance fees in the first nine months of the fiscal year
- Results for the quarter include $1.2M of revenue, and $1.1M of FRE and pre-tax ANI from retroactive fees (STGF III final closing; additional closings on StepStone's private equity co-investment fund)

FINANCIAL HIGHLIGHTS[1]

	Three Months Ended Dec 31			Nine Months Ended Dec 31		
($M, unless otherwise mentioned)	2021	2020	% Δ YTY	2021	2020	% Δ YTY
AUM ($B)	$ 127.0	$ 80.5	58%			
FEAUM ($B)	71.2	46.6	53%			
Undeployed Fee-Earning capital ($B)[2]	17.3	17.4	-1%			
Management & Advisory Fees, net	$ 106.4	$ 70.1	52%	$ 268.0	$ 209.2	28%
Fee-Related Earnings	36.8	22.3	65%	86.4	68.4	26%
Fee-Related Earnings Margin[3]	35%	32%		32%	33%	
Gross Realized Performance Fees[4]	66.6	26.4	152%	180.9	48.1	276%
Pre-tax Adjusted Net Income ("ANI")	62.7	36.0	74%	166.9	81.0	106%
Adjusted Net Income Per Share[5]	$ 0.42	$ 0.28	50%	$ 1.23	$ 0.62	98%
Adjusted Revenues	173.0	96.5	79%	448.9	257.3	74%

[1] StepStone completed the acquisition of Greenspring on September 20, 2021, which added $22.5 billion of AUM, $11.4 billion of FEAUM, and $0.5 billion of undeployed fee-earning capital.
[2] Undeployed fee-earning capital is defined as capital not yet invested on which StepStone will earn fees once the capital is deployed or activated.
[3] Fee-Related Earnings Margin is calculated by dividing Fee-Related Earnings by Management & Advisory Fees, net.
[4] Gross Realized Performance Fees include deferred incentive fees that are not included in our GAAP results; FQ3'22 YTD: $5.8m; FQ3'21 YTD: $4.7m. Excludes legacy Greenspring entities.
[5] Reflects a 22.6% blended statutory rate applied to Pre-tax Adjusted Net Income, and 114.8 million and 104.7 million adjusted shares outstanding for the FQ3'22 and FQ3'22 YTD periods, respectively. Reflects a 25.0% blended statutory rate and 98.3 and 98.2 million adjusted shares outstanding for FQ3'21 and FQ3'21 YTD periods, respectively. See Appendix for calculation of ANI per share and a reconciliation of adjusted shares.

STEPSTONE GROUP 11

12STEPSTONE GROUP Per Share $209 $268 Dec-20 Dec-21 YTD Per Share $175 $550 Mar-18 LTM Dec-21 Long-Term Growth $34 $206 Mar-18 LTM Dec-21 Long-Term Growth $141 $344 Mar-18 LTM Dec-21 Long-Term Growth MGMT. & ADVISORY FEES ($M) ADJUSTED REVENUES ($M) $48 $181 Dec-20 Dec-21 YTD +253% $257 $449 Dec-20 Dec-21 YTD Adjusted Revenues • Management fees per share increased 26% YTD driven by strong FEAUM growth – SMA and Commingled Funds fees per share each increased by 25% • Management fees per share increased by a compound annual growth rate of 31% over the long-term growth period; SMA and Commingled Funds fees per share increased by 35% and 26%, respectively • Advisory fees per share decreased 5% YTD and increased by a compound annual growth rate of 6% over the long-term growth period • Gross realized performance fees were up $133 million YTD driven by increased realization activity from our PE funds CAGR +25% +64% GROSS REALIZED PERFORMANCE FEES ($M) $2.13 $2.56 $1.44 $3.34 Per Share $0.49 $1.73 $0.35 $2.00 $2.62 $4.29 $1.79 $5.33 CAGR +59% CAGR +34% +20%

13STEPSTONE GROUP Per Share Per Share $68 $86 Dec-20 Dec-21 YTD $35 $154 Mar-18 LTM Dec-21 Long-Term Growth $24 $107 Mar-18 LTM Dec-21 Long-Term Growth ADJUSTED NET INCOME ($M) FEE-RELATED EARNINGS ($M) $61 $129 Dec-20 Dec-21 YTD Profitability • Fee-related earnings growth driven primarily by growth in FEAUM in the fiscal year-to- date and by growth in FEAUM and margin expansion in the long-term growth period • FRE margins were 32% YTD as compared with 33% in the prior year and 17% three fiscal years ago, and are impacted by retroactive fees in FQ3’22 YTD and FQ3’21 YTD of $4.1 million and $8.5 million, respectively • Adjusted net income per share increased 98% YTD and by a CAGR of 46% over the long- term growth period driven by higher FRE and higher net realized performance fees +17% +98% $0.62 $1.23 $0.36 $1.49 CAGR +46% $0.70 $0.82 $0.24 $1.04 CAGR +48%

14STEPSTONE GROUP Private Equity 95% Infrastructure 2% Real Estate 3% 2012 & Prior 8% 2013 1% 2014 14% 2015 18% 2016 17% Post 2016 42% $63 $74 $83 $90 $99 $0 $20 $40 $60 $80 $100 $120 FQ3'21 FQ4'21 FQ1'22 FQ2'22 FQ3'22 $637 $897 $1,073 $1,216 $1,347 $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 $1,600 FQ3'21 FQ4'21 FQ1'22 FQ2'22 FQ3'22 Accrued Carry and Fund Investments1 • Gross accrued unrealized carried interest of $1,347 million, net accrued unrealized carry of $669 million as of December 31, 2021 (note: valuations reported on a one quarter lag) • Over $51 billion in performance fee-eligible capital as of December 31, 2021 • 61% or $827 million of gross accrued unrealized carried interest allocation balance is in SMAs or commingled funds that have American style (or deal-by-deal) carry waterfalls • Approximately 150 programs with carry or incentive fee structures • The value of investments held by the firm increased to $99 million, an increase of 56% from December 31, 2020 • Unfunded commitments were $73 million as of December 31, 20211 +112% +56% ACCRUED CARRY ($M)2 INVESTMENTS ($M) 58% from 2016 or prior vintages NET UNREALIZED CARRY AS OF 12/31/2021 BY VINTAGE AND TYPE 1 Excludes $1.3 billion of investments in funds and accrued carried interest allocations and $42.1 million of unfunded commitments held by the legacy Greenspring general partner entities in legacy Greenspring funds for which we do not hold any direct economic interest. 2 Changes in our accrued carry balance reflect our share of the unrealized gains or losses of our client portfolios on a one quarter lag.

APPENDIX

16STEPSTONE GROUP Consolidated Balance Sheets 1 Represents amounts attributable to consolidated VIEs for which we did not acquire any direct economic interests. Such amounts are attributable to employees and therefore have been reflected as non-controlling interests in legacy Greenspring entities and legacy Greenspring accrued carried interest-related compensation, respectively. ($ in thousands) Dec '20 Mar '21 Dec '21 Assets Cash and cash equivalents 185,020$ 179,886$ 135,885$ Restricted cash 3,971 3,977 1,031 Fees and accounts receivable 27,640 32,096 32,641 Due from affiliates 5,388 7,474 11,092 Investments: Investments in funds 63,449 74,379 98,780 Accrued carried interest allocations 636,887 896,523 1,347,448 Legacy Greenspring investments in funds and accrued carried interest allocations(1) - - 1,311,475 Deferred income tax assets 35,658 89,439 18,966 Lease right-of-use assets, net - - 63,322 Other assets and receivables 23,692 24,715 23,619 Intangibles, net 6,326 5,491 409,174 Goodwill 6,792 6,792 583,196 Total assets 994,823$ 1 ,320,772$ 4 ,036,629$ Liabi l i ties and stoc kholders’ equity Accounts payable, accrued expenses and other liabilities 42,030$ 47,723$ 60,007$ Accrued compensation and benefits 42,497 34,224 60,299 Accrued carried interest-related compensation 320,942 465,610 688,116 Legacy Greenspring accrued carried interest-related compensation(1) - - 1,069,983 Due to affiliates 55,217 113,522 203,971 Lease liabilities - - 73,437 Debt obligations - - 62,762 Total l iabi l i ties 460,686 661 ,079 2 ,218,575 Stockholders' equity 146,149 249,253 775,449 Accumulated other comprehensive income 53 155 250 Non-controlling interests in subsidiaries 25,133 25,885 28,571 Non-controlling interests in legacy Greenspring entities(1) - - 241,493 Non-controlling interests in the Partnership 362,802 384,400 772,291 Total stoc kholders' equity 534,137 659 ,693 1 ,818,054 Total l iabi l i ties and stoc kholders' equity 994,823$ 1 ,320,772$ 4 ,036,629$

Non-GAAP Financial Results

STEPSTONE inside private markets

($ in thousands, unless otherwise mentioned)	Quarter			Year-to-Date		
	Dec '20	Dec '21	% Fav / Unfav	Dec '20	Dec '21	% Fav / Unfav
Management and advisory fees, net	$ 70,093	$ 106,384	52%	$ 209,245	$ 268,028	28%
Less:						
Cash-based compensation	36,732	51,665	-41%	113,858	138,217	-21%
Equity-based compensation[(1)]	-	178	na	-	401	na
General, administrative and other	12,624	30,299	-140%	34,487	72,049	-109%
Plus:						
Amortization of intangibles	835	10,958	1212%	2,505	13,448	437%
Non-core items[(2)]	768	1,628	112%	5,037	15,551	209%
Fee-related earnings	**22,340**	**36,828**	**65%**	**68,442**	**86,360**	**26%**
Plus:						
Realized carried interest allocations	26,063	66,559	155%	38,257	169,053	342%
Incentive fees	313	27	-91%	5,098	6,005	18%
Deferred incentive fees	-	-	na	4,700	5,811	24%
Realized investment income	2,344	1,834	-22%	4,012	6,668	66%
Interest income	83	43	-48%	342	329	-4%
Write-off of unamortized deferred financing costs	-	-	na	3,526	-	na
Other income (loss)[(3)]	799	(273)	na	1,261	(1,271)	na
Less:						
Realized performance fee-related compensation	10,241	34,033	-232%	17,952	86,122	-380%
Interest expense	26	543	-1988%	7,353	637	91%
Income attributable to non-controlling interests in subsidiaries[(4)]	5,628	7,716	-37%	19,297	19,341	0%
Pre-tax adjusted net income	**36,047**	**62,726**	**74%**	**81,036**	**166,855**	**106%**
Less: Income taxes[(5)]	9,012	14,145	-57%	20,260	37,626	-86%
Adjusted net income	**$ 27,035**	**$ 48,581**	**80%**	**$ 60,776**	**$ 129,229**	**113%**
ANI per share	**$ 0.28**	**$ 0.42**	**50%**	**$ 0.62**	**$ 1.23**	**98%**

[1] Reflects equity-based compensation for awards granted subsequent to the IPO.

[2] Includes transaction costs ($0.3 million for the three months ended December 31, 2020, and $13.8 million and $0.3 million for the nine months ended December 31, 2021 and 2020, respectively), severance costs ($0.1 million and $4.1 million for the nine months ended December 31, 2021 and 2020, respectively), loss on change in fair value for contingent consideration obligation ($1.6 million for the three and nine months ended December 31, 2021, and $0.4 million for the three and nine months ended December 31, 2020), and other non-core operating income and expenses.

[3] Reflects other income (loss) net of amounts for Tax Receivable Agreements adjustments recognized as other income (loss) ($(1.4) million for the nine months ended December 31, 2021).

[4] Reflects the portion of pre-tax adjusted net income of our subsidiaries attributable to non-controlling interests.

[5] Represents corporate income taxes at a blended statutory rate of 22.6% applied to pre-tax adjusted net income for the three and nine months ended December 31, 2021, and a blended statutory rate of 25.0% applied to pre-tax adjusted net income for the three and nine months ended December 31, 2020. The 22.6% rate for the three and nine months ended December 31, 2021 is based on a federal statutory rate of 21.0% and a combined state, local and foreign rate net of federal benefits of 1.6%, and the 25.0% rate for the three and nine months ended December 31, 2020 is based on a federal statutory rate of 21.0% and a combined state, local and foreign rate net of federal benefits of 4.0%.

17

FEAUM Overview

($B, unless noted)	FQ3'22	FQ3'21	Fav / Unfav Change $	Fav / Unfav Change %
SMAs				
Beginning balance	$ 43.2	$ 33.4	$ 9.8	29%
Contributions	3.1	1.8	1.3	70%
Distributions	(0.8)	(0.2)	(0.7)	-365%
Market value, FX and other	0.4	0.3	0.1	51%
Ending balance	$ 45.9	$ 35.4	$ 10.5	30%
Management fees ($M)	$ 44.0	$ 33.1	$ 10.9	33%
Average fee rate[1]	0.41%	0.38%	0.02%	6%
Commingled Funds				
Beginning balance	$ 23.5	$ 10.9	$ 12.6	116%
Contributions	2.0	0.3	1.7	575%
Distributions	(0.2)	(0.0)	(0.2)	-2463%
Market value, FX and other	(0.0)	0.1	(0.1)	-126%
Ending balance	$ 25.3	$ 11.3	$ 14.1	125%
Management fees ($M)	$ 46.5	$ 23.6	$ 23.0	97%
Average fee rate[1]	0.84%	0.93%	-0.09%	-10%
Total				
Beginning balance	$ 66.7	$ 44.3	$ 22.4	50%
Contributions	5.2	2.2	3.0	141%
Distributions	(1.0)	(0.2)	(0.9)	-454%
Market value, FX and other	0.4	0.4	0.0	13%
Ending balance	$ 71.2	$ 46.6	$ 24.6	53%
Management fees ($M)	$ 90.5	$ 56.6	$ 33.9	60%
Average fee rate[1]	0.52%	0.52%	0.00%	0%

Walk from AUM to FEAUM	$B
Total AUM as of 12/31/21	$ 127.0
Less: Non-Fee Earning AUM	(12.4)
Less: Market appreciation included in AUM	(26.0)
Less: Undeployed Fee-Earning Capital (capital not yet invested or considered active on which we will earn fees once capital is invested or activated)	(17.3)
Fee-Earning AUM as of 12/31/21	**$ 71.2**

- For the quarter, our FEAUM increased by approximately 7% to $71.2 billion
- Activated/Deployed approximately $2.6 billion of capital from our existing undeployed fee-earning capital during the quarter

Note: Amounts may not sum to total due to rounding. Amounts related to reductions in fee-earning AUM from funds that moved from a committed capital to net invested capital fee basis or from funds and accounts that no longer pay fees are included within Distributions. Prior periods have been recast for this change.

[1] Weighted-average fee rates reflect the applicable management fees for the last 12 months ending on each period presented, and is inclusive of any retroactive fees for such period.

STEPSTONE GROUP 18

19STEPSTONE GROUP StepStone Occupies a Critical Position within the GP & LP Ecosystem Reviewed over 3,100 investment opportunities annually1 Over $75B in annual private markets capital allocations¹ Primaries Secondaries Co-investments Global Private Markets Clients Private Equity Infrastructure Private Debt Real Estate Corporations Endowments/Foundations Family Offices Private Wealth/Defined Contribution Plans Insurance Companies Pension Funds Sovereign Wealth Funds Fund Managers Asset management Advisory and data services Portfolio analytics and reporting 1 Data reflecting twelve months ended December 31, 2021.

StepStone is a Global Private Markets Solutions and Services Provider

StepStone is a global private markets investment firm focused on providing customized investment solutions and advisory data services to clients

$548B	$127B	$71B	$75B+	758
combined AUM/AUA[1]	assets under management[1]	fee-earning assets under management	annual private market allocations[2]	professionals


PRIVATE EQUITY
REAL ESTATE
PRIVATE DEBT
INFRASTRUCTURE

Focus on customization

Expertise in building customized portfolios designed to meet clients' specific objectives

Global-and-local approach

Global operating platform with strong local teams in 21 cities in 12 countries across 5 continents

Proprietary data and technology

Valuable information advantage generates enhanced private markets insight and improves operational efficiency

Multi-asset class expertise

Scaled presence across the private equity, infrastructure, private debt and real estate asset classes drives ability to execute tailored and complex investment solutions

Large and experienced team

Approximately 265 investment professionals and over 490 other employees dedicated to sourcing, executing, analyzing and monitoring private markets opportunities

As of December 31, 2021. All dollars are USD.

[1] $548 billion includes $127 billion in assets under management and $421 billion in assets under advisement. Reflects final data for the prior period (September 30, 2021), adjusted for net new client account activity through December 31, 2021. Does not include post-period investment valuation or cash activity. NAV data for underlying investments is as of September 30, 2021, as reported by underlying managers up to 100 days following September 30, 2021. When NAV data is not available by 100 days following September 30, 2021, such NAVs are adjusted for cash activity following the last available reported NAV.

[2] For the twelve months ended December 31, 2021. Excludes legacy funds, feeder funds and research-only, non-advisory services.

STEPSTONE GROUP 20

Comprehensive Private Markets Solutions

StepStone's flexible business model helps clients access opportunities across all asset classes:

ASSET MANAGEMENT — ADVISORY — RESEARCH

SEPARATELY MANAGED ACCOUNTS	FOCUSED COMMINGLED FUNDS	ADVISORY & DATA SERVICES	PORTFOLIO ANALYTICS & REPORTING
• Owned by one client and managed according to their specific preferences • Address client's specific portfolio risk/return, diversification, and liquidity objectives • Integrates a combination of investment strategies across one or more asset classes	• Owned by multiple clients • Deploy capital in specific asset classes with defined investment strategies • Leverages StepStone's multi-asset class expertise	• Recurring support of portfolio construction and design • Discrete or project-based due diligence • Detailed review of existing private markets investments • Consulting services • Licensed access to SPI[1]	• Provide clients with tailored reporting packages • Mandates typically include access to Omni
$75B AUM and $46B FEAUM (64% of total)	$42B AUM and $25B FEAUM (36% of total)	$421B AUA and $10B AUM	Provided portfolio analytics and reporting on over $540B of client commitments

Note: As of December 31, 2021. Amounts may not sum to total due to rounding.
[1] StepStone Private Markets Intelligence.

STEPSTONE GROUP 21

Comprehensive, Full Service Model

230
bespoke SMA accounts and focused commingled funds

37%
of advisory clients also have an AUM relationship

- Offers a comprehensive, full-service model to clients seeking a customized solution to private markets investing
- Each solution is offered across each of the private equity, infrastructure, private debt and real estate asset classes
- Empowered by industry-transforming technology capabilities that create a virtuous cycle of client engagement providing a significant data advantage

CUSTOMIZED SOLUTIONS ACROSS ALL MARKETS

1. ASSET MANAGEMENT SOLUTIONS
2. ADVISORY AND DATA SOLUTIONS
3. PORTFOLIO ANALYTICS AND REPORTING

SPECIFICALLY TAILORED FOR EACH ASSET CLASS

PRIVATE EQUITY

$74B[1]	$40B	$222B
AUM	FEAUM	AUA

136
Investment professionals

REAL ESTATE

$9B[1]	$5B	$142B
AUM	FEAUM	AUA

46
Investment professionals

INFRASTRUCTURE

$23B[1]	$15B	$42B
AUM	FEAUM	AUA

50
Investment professionals

PRIVATE DEBT

$21B[1]	$12B	$14B
AUM	FEAUM	AUA

33
Investment professionals

INDUSTRY-TRANSFORMING TECHNOLOGY CAPABILITIES



Investment decisioning tool
SPI
FRONT-END
Portfolio monitoring tool SPAR²
OMNI
BACK-END

Note: Amounts may not sum to total due to rounding. Data presented as of December 31, 2021. AUM/AUA reflects final data for the prior period (September 30, 2021), adjusted for net new client account activity through December 31, 2021. Does not include post-period investment valuation or cash activity. NAV data for underlying investments is as of September 30, 2021, as reported by underlying managers up to 100 days following September 30, 2021. When NAV data is not available by 100 days following September 30, 2021, such NAVs are adjusted for cash activity following the last available reported NAV.

[1] Allocation of AUM by asset class is presented by underlying investment asset classification.

[2] StepStone Portfolio Analytics & Reporting.

STEPSTONE GROUP 22

23STEPSTONE GROUP As of December 31, 2021 Total AUM: $127B Infrastructure $23B / 18% Private Equity $74B / 58% Private Debt $21B / 16% Real Estate $9B / 7% BY AUM1 Total AUA: $421B Private Debt $14B / 3%Infrastructure $42B / 10% Real Estate $142B / 34% BY AUA 46% ($251B) combined AUM / AUA in RE / INFRA / PD asset classes Note: Amounts and percentages may not sum to total due to rounding. Reflects final data for the prior period (September 30, 2021), adjusted for net new client account activity through December 31, 2021. Does not include post-period investment valuation or cash activity. NAV data for underlying investments is as of September 30, 2021, as reported by underlying managers up to 100 days following September 30, 2021. When NAV data is not available by 100 days following September 30, 2021, such NAVs are adjusted for cash activity following the last available reported NAV. RE – Real estate, INFRA – Infrastructure, PD – Private debt 1Allocation of AUM by asset class is presented by underlying investment asset classification. Private Equity $222B / 53% Investment Expertise Across All Private Markets Asset Classes

24STEPSTONE GROUP $6 $7 $5 $2 $5 $7 $6 $9 $1 $8 $6 $16 $13 $33 $29 $33 $0 $10 $20 $30 $40 $50 $60 $70 $80 $90 $100 $110 Net Realized Performance Fees QUARTERLY NET REALIZED PERFORMANCE FEES ($m, unless otherwise mentioned) Note: Net Realized Performance Fees represent gross realized performance fees, less realized performance fee-related compensation. Gross realized performance fees include deferred incentive fees that are not included in GAAP revenues. See reconciliation of net realized performance fees on page 32. Excludes legacy Greenspring entities. $23 $29 $24 $20 $19 $18 $20 $27 $23 $25 $24 $31 $43 $68 $91 $107 $0 $10 $20 $30 $40 $50 $60 $70 $80 $90 $100 $110 LTM NET REALIZED PERFORMANCE FEES ($m, unless otherwise mentioned)

25STEPSTONE GROUP ($ in thousands) Dec '20 Dec '21 otal % Fav / Unfav Dec '20 Dec '21 otal % Fav / Unfav Dec '20 Dec '21 otal % Fav / Unfav Focused commingled funds 23,567$ ## 46,523$ ## 97% 74,241$ ## 99,173$ ## 34% 96,726$ ## 122,155$ ## 26% SMAs 33,079 ## 44,022 ## 33% 95,030 ## 127,137 ## 34% 123,995 ## 167,891 ## 35% Advisory and other services 13,442 ## 15,028 ## 12% 39,907 ## 40,663 ## 2% 52,519 ## 52,973 ## 1% Fund reimbursement revenues 5 ## 811 ## 16120% 67 ## 1,055 ## 1475% 184 ## 1,226 ## 566% Total management and advisory fees, net $ 70 ,093 ## $ 106 ,384 ## 52% $ 209 ,245 ## $ 268 ,028 ## 28% $ 273 ,424 ## $ 344 ,245 ## 26% Quarter Year-to-Date Last Twelve Months Revenues - Management and Advisory Fees, Net Focused commingled funds 36% SMAs 49% Advisory and other services 15% LTM DEC ’20 LTM DEC ’21 Focused commingled funds 35% SMAs 45% Advisory and other services 19%

26STEPSTONE GROUP 28% 10%62% Top 10 Top 11-20 Other Blue-chip, Sophisticated, Global Clientele As of December 31, 2021 1 Represents more than 5x the number of separate mandates and commitments to commingled funds. 2 Includes ~36% of management and advisory fee contribution from focused commingled funds. 61% 22% 7% 10% > 7 years 3-7 years 1-3 years < 1 year 30% 24% 24% 19% 3% North America Asia/Australia Europe Middle East Central and South America 39% 17% 16% 10% 7% 6% 5% Pension Funds Insurance Companies Private Wealth/ Defined Contribution Plans Sovereign Wealth Funds Corporations Family Offices Endowments/Foundations BY TYPE LTM management and advisory fees (%) BY GEOGRAPHY LTM management and advisory fees (%) BY ACCOUNT TENOR LTM management fees (%) BY CLIENT LTM management and advisory fees (%) 2 1

StepStone's Diversified Platform Spans Private Markets Solutions

STEPSTONE
inside private markets

PRIVATE EQUITY

- Total AUM: $74B
  - SMA AUM: $38B
  - FCF AUM: $36B
- Advisory AUA: $222B
- $44B Approved in 2021

INVESTMENT STRATEGY[1,2,4]	NET IRR[3]	NET TVM[3]
PRIMARIES	19.7%	1.7x
SECONDARIES	21.6%	1.6x
CO-INVESTMENTS	25.1%	1.9x

REAL ESTATE

- Total AUM: $9B
  - SMA AUM: $4B
  - FCF AUM: $3B
  - Advisory AUM: $3B
- Advisory AUA: $142B
- $12B Approved in 2021

INVESTMENT STRATEGY[1,4,5]	NET IRR[3]	NET TVM[3]
CORE/CORE+ FUND INVESTMENTS	8.5%	1.5x
VALUE-ADD/OPPORTUNISTIC FUND INVESTMENTS	10.1%	1.4x
REAL ESTATE DEBT FUND INVESTMENTS	6.2%	1.2x
VALUE-ADD/OPPORTUNISTIC SECONDARIES & CO-INVESTMENTS	14.8%	1.3x

INFRASTRUCTURE

- Total AUM: $23B
  - SMA AUM: $22B
  - FCF AUM: --
  - Advisory AUM: $1B
- Advisory AUA: $42B
- $12B Approved in 2021

INVESTMENT STRATEGY[1,4,6]	NET IRR[3]
PRIMARIES	9.9%
SECONDARIES	11.5%
CO-INVESTMENTS[7]	8.6%

PRIVATE DEBT

- Total AUM: $21B
  - SMA AUM: $12B
  - FCF AUM: $3B
  - Advisory AUM: $6B
- Advisory AUA: $14B
- $8B Approved in 2021

INVESTMENT STRATEGY[1,4,8]	IRR[8]
DIRECT LENDING (GROSS)[9]	7.4%
DISTRESSED DEBT (GROSS)[9]	10.8%
OTHER (GROSS)[9,10]	9.6%
PRIVATE DEBT GROSS TRACK RECORD[9]	8.7%
PRIVATE DEBT NET TRACK RECORD	7.9%

Note: Approvals are LTM as of December 31, 2021. Amounts may not sum to total due to rounding. SMA – Separately Managed Accounts. FCF – Focused Commingled Funds.
AUM/AUA as of December 31, 2021. Reflects final data for the prior period (September 30, 2021), adjusted for net new client account activity through December 31, 2021. Does not include post-period investment valuation or cash activity. NAV data for underlying investments is as of September 30, 2021, as reported by underlying managers up to 100 days following September 30, 2021. When NAV data is not available by 100 days following September 30, 2021, such NAVs are adjusted for cash activity following the last available reported NAV.

Please see next slide for performance footnote references.

Past performance is not necessarily indicative of future results and there can be no assurance that the fund will achieve comparable results or avoid substantial losses.

STEPSTONE GROUP 27

28STEPSTONE GROUP Track Record Disclosures Note: Descriptions for certain terms can be found on the definitions page starting on slide 33 of this presentation. 1 Investment returns reflect NAV data for underlying investments as of September 30, 2021, as reported by underlying managers up to 100 days following September 30, 2021. For investment returns where NAV data is not available by 100 days following September 30, 2021, such NAVs are adjusted for cash activity following the last available reported NAV. 2 Private Equity includes 1,242 investments totaling $120.3 billion of capital commitments and excludes (i) 2 advisory co-investments and 137 client-directed investments, totaling $100.0 million and $16.4 billion, respectively, of capital commitments, (ii) investments for which StepStone does not provide monitoring and reporting services to the client that made the investment. Investment returns are calculated on a constant currency adjusted reporting basis converting non-USD investment cash flows and NAVs to USD using the foreign currency exchange rate corresponding to each client’s first cash flow date. 3 Net IRR and Net TVM are presented solely for illustrative purposes and do not represent actual returns received by any investor in any of the StepStone Funds represented above. StepStone fees and expenses are based on the following assumptions (management fees represent an annual rate): (i) Primaries: 25 basis points of net invested capital for management fee, 5 basis points of capital commitments for fund expenses, and 1 basis point of capital commitments drawn down in the first cash flow quarter for organizational costs. (ii) Secondaries: 125 basis points (60 basis points for Infrastructure) on capital commitments in years 1 through 4 for management fee. In year 5, management fees step down to 90% of the previous year’s fee. Secondaries also include 5 basis points of capital commitments for fund expenses, and 1 basis point of capital commitments drawn down in the first cash flow quarter for organizational costs. Secondaries also include 12.5% of paid and unrealized carry (15.0% of paid and unrealized carry for Real Estate), with an 8% preferred return hurdle. (iii) Co-investments: 100 basis points on net committed capital for management fee, 5 basis points of capital commitments for fund expenses, and 1 basis point of capital commitments drawn down in the first cash flow quarter for organizational costs. Co- investments also include 10.0% of paid and unrealized carry (15.0% of paid and unrealized carry for Real Estate), with an 8% preferred return hurdle. Net IRR and Net TVM for certain investments may have been impacted by StepStone’s or the underlying fund manager’s use of subscription backed credit facilities by such vehicles. Reinvested/recycled amounts increase contributed capital. 4 Investments of former clients are included in performance summary past the client termination date until such time as StepStone stops receiving current investment data (quarterly valuations and cash flows) for the investment. At that point, StepStone will then ‘liquidate’ the fund by entering a distribution amount equal to the last reported NAV, thus ending its contribution to the track record as of that date. Historical performance contribution will be maintained up until the ‘liquidation’ date. 5 Real Estate includes 428 investments totaling $61.5 billion of capital commitments and excludes (i) 49 client-directed investments, totaling $6.1 billion of capital commitments, (ii) 6 secondary core/core+ investments, totaling $572.1 million, (iii) 4 advisory fund investments totaling $463.6 million, and (iv) investments for which StepStone does not provide monitoring and reporting services to the client that made the investment. Investment returns are calculated on a constant currency adjusted reporting basis converting non- USD investment cash flows and NAVs to USD using the foreign currency exchange rate corresponding to each client’s first cash flow date. Includes the discretionary track record of Courtland Partners, Ltd., which StepStone acquired on April 1, 2018 (the “Courtland acquisition”). 6 Infrastructure includes 161 investments totaling $31.7 billion of capital commitments and excludes (i) approximately 11 infrastructure investments made by the Partnership prior to the formation of the Infrastructure subsidiary in 2013 or made prior to the Courtland acquisition, and 16 client-directed investments, totaling $501.9 million and $1.2 billion, respectively, of capital commitments, and (ii) investments for which StepStone does not provide monitoring and reporting services to the client that made the investment. Investment returns are calculated on a constant currency adjusted reporting basis converting non-USD investment cash flows and NAVs to USD using the foreign currency exchange rate corresponding to each client’s first cash flow date. 7Includes asset management investments. 8 Private Debt includes 630 investments totaling $29.0 billion of capital commitments and excludes (i) 27 client-directed investments, totaling $2.0 billion of capital commitments, and (ii) investments for which StepStone does not provide monitoring and reporting services to the client that made the investment. Investment returns are calculated on a constant currency adjusted reporting basis converting non-USD investment cash flows and NAVs to USD using the foreign currency exchange rate corresponding to each client’s first cash flow date. IRR is presented solely for illustrative purposes and does not represent actual returns received by any investor in any of the StepStone Funds represented above. StepStone fees and expenses are based on the following assumptions (management fees represent an annual rate): Private Debt fund investments include 65 basis points on the quarterly net asset value for management fee. Net IRR for certain investments may have been impacted by StepStone’s or the underlying fund manager’s use of subscription backed credit facilities by such vehicles. Reinvested/recycled amounts increase contributed capital. 9 Subset performance is presented net of fees and expenses charged by the underlying fund manager only (performance results do not reflect StepStone fees and expenses). 10 Other includes mezzanine debt, infrastructure debt, collateralized loan obligations, private performing debt, senior debt, fund of funds, leasing, regulatory capital, trade finance and intellectual property/royalty. Past performance is not necessarily indicative of future results and there can be no assurance that the fund will achieve comparable results or avoid substantial losses.

Notable StepStone Focused Commingled Funds[1]

Fund Name[2]	Description	Vintage Year	Fund Size ($M)
PRIVATE EQUITY			
StepStone Capital Partners IV	Private Equity Co-Investments	2018	$ 1,302
StepStone Secondary Opportunities Fund IV	Private Equity Secondaries	2019	2,097
StepStone VC Global Partners X	Multi-Strategy Global Venture Capital	2020	1,480
StepStone VC Secondaries Fund IV	Venture Capital Secondaries	2020	800
StepStone Tactical Growth Fund III	Multi-Strategy Growth Equity	2020	696
StepStone VC Opportunities VI	Expansion Stage Venture Capital Directs	2020	653
StepStone VC Asia Fund I	Multi-Strategy Asia Venture Capital	2020	251
StepStone VC Micro III	Micro Venture Capital Primaries	2020	198
StepStone VC Early Stage II	Early Stage Venture Capital Directs	2021	352
REAL ESTATE			
StepStone Real Estate Partners IV	Special Situation Real Estate Secondaries	2019	$ 1,404
PRIVATE DEBT			
Senior Corporate Lending Fund[3]	Corporate Direct Lending	2017-2018[3]	$ 801
MULTI-ASSET CLASS			
Conversus (CPRIM)	Evergreen	2020	$ 390[4]

- Current funds in market include: private equity co-investment fund, private equity secondaries fund, venture capital opportunities fund, venture capital secondaries fund, venture capital micro fund, corporate direct lending fund, and corporate opportunistic lending fund

[1] Includes funds with fund size greater than $150 million.
[2] Reflects most recently closed fund for each category of investment strategy.
[3] Includes related funds with separate strategies based on region or use of leverage.
[4] Reflects fair value of the fund's portfolio as of February 1, 2022.

STEPSTONE GROUP 29

30STEPSTONE GROUP Reconciliation of GAAP to ANI and FRE 1 Reflects the portion of pre-tax adjusted net income of our subsidiaries attributable to non-controlling interests. 2 Reflects equity-based compensation for awards granted prior to and in connection with the IPO. 3 Includes transaction costs ($0.3 million for the three months ended December 31, 2020, and $13.8 million and $0.3 million for the nine months ended December 31, 2021 and 2020, respectively), severance costs ($0.1 million and $4.1 million for the nine months ended December 31, 2021 and 2020, respectively), loss on change in fair value for contingent consideration obligation ($1.6 million for the three and nine months ended December 31, 2021, and $0.4 million for the three and nine months ended December 31, 2020), and other non-core operating income and expenses. 4 Represents corporate income taxes at a blended statutory rate of 22.6% applied to pre-tax adjusted net income for the three and nine months ended December 31, 2021, and a blended statutory rate of 25.0% applied to pre-tax adjusted net income for the three and nine months ended December 31, 2020. The 22.6% rate for the three and nine months ended December 31, 2021 is based on a federal statutory rate of 21.0% and a combined state, local and foreign rate net of federal benefits of 1.6%, and the 25.0% rate for the three and nine months ended December 31, 2020 is based on a federal statutory rate of 21.0% and a combined state, local and foreign rate net of federal benefits of 4.0%. 5 Foreign currency translation gains and losses have been reclassified from general, administrative and other expenses to other income (loss) in our consolidated income statements for all prior periods presented to conform to the current period presentation. 6 Reflects other income (loss) net of amounts for Tax Receivable Agreements adjustments recognized as other income (loss) ($(1.4) million for the nine months ended December 31, 2021). ($ in thousands) Ful l Year Last Twelve Months Dec '20 Dec '21 Dec '20 Dec '21 Mar '18 Dec '21 Income before income tax 116,935$ 142,080$ 174,983$ 396,739$ 85,805$ 559,605$ Net income attributable to non-controlling interests in subsidiaries(1) (5,628) (7,716) (19,297) (19,341) (2,350) (23,996) Net income attributable to non-controlling interests in legacy Greenspring entities - (17,890) - (17,890) - (17,890) Unrealized carried interest allocations (150,681) (132,535) (176,050) (452,789) (91,753) (710,566) Unrealized performance fee-related compensation 73,629 68,368 83,487 228,146 48,278 360,167 Unrealized investment income (3,017) (5,396) (2,496) (14,173) (1,870) (22,743) Deferred incentive fees - - 4,700 5,811 2,801 5,811 Equity-based compensation(2) 3,206 3,229 4,641 9,962 189 13,169 Amortization of intangibles 835 10,958 2,505 13,448 3,382 14,282 Write-off of unamortized deferred financing costs - - 3,526 - - - Tax Receivable Agreements adjustments through earnings - - - 1,391 - 1,391 Non-core items(3) 768 1,628 5,037 15,551 2,211 16,856 P re-tax adjusted net inc ome 36,047 62 ,726 81 ,036 166 ,855 46 ,693 196 ,086 Income taxes(4) (9,012) (14,145) (20,260) (37,626) (11,673) (42,231) Adjusted net inc ome 27,035 48 ,581 60 ,776 129 ,229 35 ,020 153 ,855 Income taxes(4) 9,012 14,145 20,260 37,626 11,673 42,231 Realized carried interest allocations (26,063) (66,559) (38,257) (169,053) (30,081) (193,749) Realized performance fee-related compensation 10,241 34,033 17,952 86,122 11,406 98,702 Realized investment income (2,344) (1,834) (4,012) (6,668) (3,137) (7,997) Incentive fees (313) (27) (5,098) (6,005) (1,489) (6,381) Deferred incentive fees - - (4,700) (5,811) (2,801) (5,811) Interest income (83) (43) (342) (329) (143) (400) Interest expense 26 543 7,353 637 913 644 Other (income) loss(5)(6) (799) 273 (1,261) 1,271 125 2,312 Write-off of unamortized deferred financing costs - - (3,526) - - - Net income attributable to non-controlling interests in subsidiaries(1) 5,628 7,716 19,297 19,341 2,350 23,996 Fee-related earnings(5) 22 ,340$ 36 ,828$ 68 ,442$ 86 ,360$ 23 ,836$ 107 ,402$ Total revenues 247,150$ 410 ,465$ 428 ,650$ 1 ,000,835$ 264 ,275$ 1 ,359,901$ Unrealized carried interest allocations (150,681) (132,535) (176,050) (452,789) (91,753) (710,566) Deferred incentive fees - - 4,700 5,811 2,801 5,811 Legacy Greenspring carried interest allocations - (104,960) - (104,960) - (104,960) Adjusted revenues 96,469$ 172 ,970$ 257 ,300$ 448 ,897$ 175 ,323$ 550 ,186$ Quarter Year-to-Date

Reconciliation of Adjusted Net Income Per Share

($ in thousands, except share and per share amounts)	Quarter		Year-to-Date		Full Year	Last Twelve Months
	Dec '20	Dec '21	Dec '20	Dec '21	Mar '18	Dec '21
Adjusted net income	$ 27,035	$ 48,581	$ 60,776	$ 129,229	$ 35,020	$ 153,855
Weighted-average shares of Class A common stock outstanding – Basic[1]	29,237,500	57,875,758	29,237,500	46,247,353	29,237,500	42,205,312
Assumed vesting of RSUs[1]	1,012,657	1,125,798	977,400	1,390,538	745,347	1,383,127
Assumed vesting and exchange of Class B2 units[1]	2,454,818	2,481,677	2,449,298	2,480,591	2,411,318	2,481,785
Exchange of Class B units in the Partnership[1][2]	65,578,831	50,327,243	65,578,831	53,511,397	65,578,831	56,304,403
Exchange of Class C units in the Partnership[3]	-	3,003,274	-	1,116,423	-	834,284
Adjusted shares[1]	98,283,806	114,813,750	98,243,029	104,746,302	97,972,996	103,208,911
Adjusted net income per share	$ 0.28	$ 0.42	$ 0.62	$ 1.23	$ 0.36	$ 1.49

[1] Our Class A common stock did not exist prior to the Reorganization and IPO in September 2020. As a result, the computation of ANI per share for all periods presented prior to the Reorganization and IPO date assumes the same number of adjusted shares outstanding as reported for the three months ended September 30, 2020 for comparability purposes.
[2] Assumes the full exchange of Class B units in StepStone Group LP for Class A common stock of SSG pursuant to the Class B Exchange Agreement.
[3] Assumes the full exchange of Class C units in StepStone Group LP for Class A common stock of SSG pursuant to the Class C Exchange Agreement.

STEPSTONE GROUP 31

Reconciliation of Gross and Net Realized Performance Fees

STEPSTONE
inside private markets

($ in millions)	Quarter															
	FQ4'18	FQ1'19	FQ2'19	FQ3'19	FQ4'19	FQ1'20	FQ2'20	FQ3'20	FQ4'20	FQ1'21	FQ2'21	FQ3'21	FQ4'21	FQ1'22	FQ2'22	FQ3'22
Realized carried interest allocations[1]	$ 9.9	$ 11.3	$ 10.1	$ 5.4	$ 9.9	$ 12.9	$ 11.1	$ 19.6	$ 2.6	$ 3.6	$ 8.6	$ 26.1	$ 24.7	$ 50.0	$ 52.5	$ 66.6
Incentive fees	0.1	1.2	0.1	0.1	0.1	1.6	0.8	0.2	0.8	3.6	1.2	0.3	0.4	4.2	1.8	0.0
Deferred incentive fees	0.6	1.0	-	-	-	-	0.8	-	-	3.5	1.2	-	-	4.0	1.8	-
Gross realized performance fees	10.7	13.5	10.2	5.5	10.0	14.5	12.6	19.8	3.4	10.8	10.9	26.4	25.1	58.2	56.1	66.6
Realized performance fee-related compensation[1]	(4.8)	(6.3)	(5.6)	(3.0)	(5.4)	(7.8)	(6.4)	(10.4)	(2.4)	(2.9)	(4.8)	(10.2)	(12.6)	(25.3)	(26.8)	(34.0)
Net realized performance fees	$ 5.9	$ 7.2	$ 4.6	$ 2.5	$ 4.6	$ 6.7	$ 6.2	$ 9.4	$ 1.0	$ 7.9	$ 6.1	$ 16.1	$ 12.5	$ 32.9	$ 29.3	$ 32.6

	Last Twelve Months															
	FQ4'18	FQ1'19	FQ2'19	FQ3'19	FQ4'19	FQ1'20	FQ2'20	FQ3'20	FQ4'20	FQ1'21	FQ2'21	FQ3'21	FQ4'21	FQ1'22	FQ2'22	FQ3'22
Realized carried interest allocations[1]	$ 30.1	$ 39.7	$ 36.8	$ 36.6	$ 36.6	$ 38.3	$ 39.2	$ 53.4	$ 46.2	$ 36.9	$ 34.4	$ 40.9	$ 63.0	$ 109.3	$ 153.3	$ 193.7
Incentive fees	1.5	2.7	3.2	1.6	1.5	1.9	2.6	2.7	3.4	5.4	5.8	5.9	5.5	6.1	6.7	6.4
Deferred incentive fees	2.8	3.6	3.0	1.6	1.0	-	0.8	0.8	0.8	4.3	4.7	4.7	4.7	5.2	5.8	5.8
Gross realized performance fees	34.4	46.0	42.9	39.9	39.2	40.2	42.6	57.0	50.4	46.6	44.9	51.5	73.1	120.5	165.7	205.9
Realized performance fee-related compensation[1]	(11.4)	(16.8)	(18.7)	(19.7)	(20.3)	(21.8)	(22.6)	(30.0)	(27.0)	(22.1)	(20.5)	(20.4)	(30.5)	(52.9)	(74.9)	(98.7)
Net realized performance fees	$ 23.0	$ 29.2	$ 24.2	$ 20.1	$ 18.9	$ 18.4	$ 20.0	$ 27.0	$ 23.4	$ 24.5	$ 24.4	$ 31.1	$ 42.6	$ 67.6	$ 90.8	$ 107.2

Note: Amounts may not sum to total due to rounding.
[1] Excludes legacy Greenspring entities.

STEPSTONE GROUP 32

33STEPSTONE GROUP Definitions • StepStone Group Inc. or “SSG” refers solely to StepStone Group Inc., a Delaware corporation, and not to any of its subsidiaries. • Partnership refers solely to StepStone Group LP, a Delaware limited partnership, and not to any of its subsidiaries. • Reorganization refers to the series of transactions immediately before the Company's initial public offering (“IPO”), which was completed on September 18, 2020. • Assets Under Management, or “AUM”, primarily reflects the assets associated with our SMAs and focused commingled funds. We classify assets as AUM if we have full discretion over the investment decisions in an account or have responsibility or custody of assets. Although management fees are based on a variety of factors and are not linearly correlated with AUM, we believe AUM is a useful metric for assessing the relative size and scope of our asset management business. Our AUM is calculated as the sum of (i) the net asset value (“NAV”) of client portfolio assets, including the StepStone Funds and (ii) the unfunded commitments of clients to the underlying investments and the StepStone Funds. Our AUM reflects the investment valuations in respect of the underlying investments of our funds and accounts on a three-month lag, adjusted for new client account activity through the period end. Our AUM does not include post-period investment valuation or cash activity. AUM as of December 31, 2021 reflects final data for the prior period (September 30, 2021), adjusted for net new client account activity through December 31, 2021. NAV data for underlying investments is as of September 30, 2021, as reported by underlying managers up to 100 days following September 30, 2021. When NAV data is not available by 100 days following September 30, 2021, such NAVs are adjusted for cash activity following the last available reported NAV. • Assets Under Advisement, or “AUA”, consists of client assets for which we do not have full discretion to make investment decisions but play a role in advising the client or monitoring their investments. We generally earn revenue for advisory-related services on a contractual fixed fee basis. Advisory-related services include asset allocation, strategic planning, development of investment policies and guidelines, screening and recommending investments, legal negotiations, monitoring and reporting on investments, and investment manager review and due diligence. Advisory fees vary by client based on the scope of services, investment activity and other factors. Most of our advisory fees are fixed, and therefore, increases or decreases in AUA do not necessarily lead to proportionate changes in revenue. Our AUA is calculated as the sum of (i) the NAV of client portfolio assets for which we do not have full discretion and (ii) the unfunded commitments of clients to the underlying investments. Our AUA reflects the investment valuations in respect of the underlying investments of our client accounts on a three-month lag, adjusted for new client account activity through the period end. Our AUA does not include post-period investment valuation or cash activity. AUA as of December 31, 2021 reflects final data for the prior period (September 30, 2021), adjusted for net new client account activity through December 31, 2021. NAV data for underlying investments is as of September 30, 2021, as reported by underlying managers up to 100 days following September 30, 2021. When NAV data is not available by 100 days following September 30, 2021, such NAVs are adjusted for cash activity following the last available reported NAV. Beginning in the quarter ended March 31, 2021, the computation of AUA was modified to include the portion of client portfolio assets for which we do not directly provide recommendations, monitoring and/or reporting services. Prior period amounts have not been recast for this change as such historical data does not exist. The impact of the change was approximately $70 billion in the quarter ended March 31, 2021.

34STEPSTONE GROUP Definitions (continued) • Fee-Earning AUM, or “FEAUM”, reflects the assets from which we earn management fee revenue (i.e., fee basis) and includes assets in our SMAs, focused commingled funds and assets held directly by our clients for which we have fiduciary oversight and are paid fees as the manager of the assets. Our SMAs and focused commingled funds typically pay management fees based on capital commitments, net invested capital and, in certain cases, NAV, depending on the fee terms. Management fees are only marginally affected by market appreciation or depreciation because substantially all of the StepStone Funds pay management fees based on capital commitments or net invested capital. As a result, management fees and FEAUM are not materially affected by changes in market value. • Undeployed Fee-Earning Capital represents the amount of capital commitments to StepStone Funds that has not yet been invested or considered active but will generate management fee revenue once this capital is invested or activated. • Adjusted net income, or “ANI”, is a non-GAAP performance measure that we present on a pre-tax and after-tax basis used to evaluate profitability. ANI represents the after-tax net realized income attributable to us. The components of revenues used in the determination of ANI (“Adjusted Revenues”) comprise net management and advisory fees, incentive fees (including the deferred portion) and realized carried interest allocations. In addition, ANI excludes: (a) unrealized carried interest allocation revenues and related compensation, (b) unrealized investment income, (c) equity-based compensation for awards granted prior to and in connection with our IPO, (d) amortization of intangibles and (e) certain other items that we believe are not indicative of our core operating performance, including charges associated with acquisitions and corporate transactions, contract terminations and employee severance. ANI does not reflect legacy Greenspring carried interest allocation revenues, legacy Greenspring carried interest-related compensation and legacy Greenspring investment income as none of the economics are attributable to us. ANI is income before taxes fully taxed at our blended statutory rate. We believe ANI and adjusted revenues are useful to investors because they enable investors to evaluate the performance of our business across reporting periods. • ANI Per Share measures our per-share earnings assuming all Class B units and Class C units in the Partnership were exchanged for Class A common stock in SSG, including the dilutive impact of outstanding equity-based awards. ANI per share is calculated as ANI divided by adjusted shares outstanding. We believe ANI per share is useful to investors because it enables them to better evaluate per-share operating performance across reporting periods. • Fee-Related Earnings, or “FRE”, is a non-GAAP performance measure used to monitor our baseline earnings from recurring management and advisory fees. FRE is a component of ANI and comprises net management and advisory fees, less operating expenses other than performance fee-related compensation, equity-based compensation for awards granted prior to and in connection with our IPO, amortization of intangibles and other non-core operating items. FRE is presented before income taxes. We believe FRE is useful to investors because it provides additional insight into the operating profitability of our business and our ability to cover direct base compensation and operating expenses from total fee revenues. • Fee-Related Earnings Margin is a non-GAAP performance measure which is calculated by dividing Fee-Related Earnings by Management & Advisory Fees, net. We believe Fee- Related Earnings Margin is an important measure of profitability on revenues that are largely recurring by nature. • Gross Realized Performance Fees represents realized carried interest allocations and incentive fees, including the deferred portion. Excludes legacy Greenspring entities.

35STEPSTONE GROUP Definitions (continued) • Net Realized Performance Fees represents gross realized performance fees, less realized performance fee-related compensation. Excludes legacy Greenspring entities. • Invested Capital refers to the total amount of all investments made by a fund, including commitment-reducing and non-commitment-reducing capital calls. • “IRR”, refers to the annualized internal rate of return for all investments within the relevant investment strategy on an inception-to-date basis as of September 30, 2021 (except as noted otherwise on pages 27 and 28), based on contributions, distributions and unrealized value. • “Net IRR” refers to IRR, net of fees and expenses charged by both the underlying fund managers and StepStone. • Net Asset Value, or “NAV”, refers to the estimated fair value of unrealized investments plus any net assets or liabilities associated with the investment as of September 30, 2021. • “Net TVM” refers to the total value to paid-in capital or invested capital expressed as a multiple. Net TVM is calculated as distributions plus unrealized valuations divided by invested capital (including all capitalized costs). • Last Twelve Months, or “LTM,” refers to the preceding twelve months as of the period end. • Compound annual growth rate, or “CAGR,” represents a measure of the annual growth rate over multiple periods, considering the effect of compounding. • Legacy Greenspring entities refers to certain entities for which the Company, indirectly through its subsidiaries, became the sole and/or managing member in connection with the Greenspring acquisition. • Fund Size refers to total capital commitments to a StepStone fund including commitments from the Company as the general partner.

36STEPSTONE GROUP Disclosure Some of the statements in this presentation may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking. Words such as “anticipate,” “believe,” “continue,” “estimate,” “expect,” “future,” “intend,” “may,” “plan” and “will” and similar expressions identify forward-looking statements. Forward- looking statements reflect management’s current plans, estimates and expectations and are inherently uncertain. The inclusion of any forward-looking information in this presentation should not be regarded as a representation that the future plans, estimates or expectations contemplated will be achieved. Forward-looking statements are subject to various risks, uncertainties and assumptions. Important factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to, global and domestic market and business conditions, successful execution of business and growth strategies and regulatory factors relevant to our business, as well as assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy and liquidity and the risks and uncertainties described in greater detail under “Risk Factors” included in our annual report on Form 10-K for the fiscal year ended March 31, 2021, and in our subsequent reports filed with the Securities and Exchange Commission, as such factors may be updated from time to time. We undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. The non-GAAP financial measures contained in this presentation (including, without limitation, Adjusted Revenues, Adjusted Net Income (on both a pre-tax and after-tax basis), Adjusted Net Income per share, Fee-Related Earnings and Fee-Related Earnings Margin) are not GAAP measures of the Company’s financial performance or liquidity and should not be considered as alternatives to net income (loss) as a measure of financial performance or cash flows from operations as measures of liquidity, or any other performance measure derived in accordance with GAAP. A reconciliation of such non-GAAP measures to their most directly comparable GAAP measure is included on pages 30-32 of this presentation. You are encouraged to evaluate each adjustment to non-GAAP financial measures and the reasons management considers it appropriate for supplemental analysis. Our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. In addition, these measures may not be comparable to similarly titled measures used by other companies in our industry or across different industries.